                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Cypress Bioscience, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3.   Filing Party:

          ----------------------------------------------------------------------

     4.   Date Filed:

          ----------------------------------------------------------------------

                            CYPRESS BIOSCIENCE, INC.
                         4350 EXECUTIVE DRIVE, SUITE 325
                           SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 15, 1997

TO THE STOCKHOLDERS OF CYPRESS BIOSCIENCE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Bioscience, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 15, 1997 at 12:00 P.m. local time at the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 for the following purposes:

        1. To elect two (2) directors to hold office until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

        2. To approve a form of Indemnity Agreement and to authorize the Company to enter into individual Indemnity Agreements with each of its directors and executive officers.

        3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on August 28, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                         By Order of the Board of Directors


                                         /s/ Susan E. Feiner
                                         -----------------------------------
                                         Susan E. Feiner
                                         Corporate Secretary

San Diego, California
September 2, 1997


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOU REPRESENTATION AT THE MEETING. A RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            CYPRESS BIOSCIENCE, INC.
                         4350 EXECUTIVE DRIVE, SUITE 325
                               SAN DIEGO, CA 92121

                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 15, 1997

                                 ---------------

                                 PROXY STATEMENT



         This Proxy Statement and the enclosed proxy card, which the Company intends to mail to stockholders on or about September 2, 1997, are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CYPRESS BIOSCIENCE, INC., a Delaware corporation (the "Company"), for use in voting at the Annual Meeting of Stockholders to be held on October 15, 1997, at 12:00 p.m. California time or at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037.

         The Board has fixed August 28, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of record of the Company's Common Stock at the close of business on August 28, 1997 will be entitled to notice of and to vote at the Annual Meeting. The only outstanding class of capital stock of the Company is its Common Stock, $.02 par value per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 34,636,067 shares of Common Stock. Each share of Common Stock entitles the holder of record on the Record Date to one vote on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of the holders of record of one-third (1/3) of the issued and outstanding shares of Common Stock of the Company entitled to vote is required to constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purposes of determining a quorum.

         All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is made on your signed proxy card that is returned to the Company, the shares represented by your executed proxy will be voted FOR (i) Proposal 1 to elect each of management's nominees for director to the class whose term expires as of the Annual Meeting, (ii) Proposal 2 to approve the form of Indemnity Agreement attached as Exhibit A to this Proxy Statement and to authorize the Company to enter into individual Indemnity Agreements with each of its directors and executive officers, and (iii) Proposal 3 to ratify the selection of Ernst & Young LLP as the Company's independent auditor's for the fiscal year ending December 31, 1997. If the instruction on your proxy card

                                       1.

specifies "ABSTAIN" with respect to a particular proposal, the shares represented by your executed proxy card will be counted as an abstention for such proposal.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Approval of Proposals 2 and 3 requires the affirmative vote of the majority of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals.

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4350 Executive Drive, Suite 325, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         In order to be included in the Company's proxy statement and proxy card relating to the 1998 Annual Meeting of Stockholders, proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must comply with the applicable Securities and Exchange Commission rules and regulations, must be sent to the Corporate Secretary of the Company at the address set forth on page 1 of this Proxy Statement and be received by the Company not later than May 5, 1998.

SOLICITATION

         The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of the Proxy Statement, the proxy card and any additional information furnished to stockholders of the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock of the Company beneficially owned by others to forward to such beneficial owners. The Company may reimburse such banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but any professional proxy solicitation firm used by the Company will be paid its customary fee.


                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board shall be divided into three classes. Each class consists of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors to serve on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         Under the Company's Bylaws, there shall be not less than three nor more than nine directors, as determined from time to time by resolution of the Board. There are presently five directors serving on the Board and there is currently one vacancy.

         There are two (2) directors in the class whose term of office expires as of the Annual Meeting. Each of the nominees for election to this class, Jay
D. Kranzler, M.D., Ph.D. and Richard M. Crooks, Jr., is currently a director of the Company. Dr. Kranzler was elected to the Board in December 1995 while
Mr. Crooks was elected to the Board in 1994. If elected at the Annual Meeting, each of Dr. Kranzler and Mr. Crooks will serve until the 2000 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

         Election of the nominees will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Dr. Kranzler and Mr. Crooks. Dr. Kranzler and Mr. Crooks have each agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. In the event that either of Dr. Kranzler or Mr. Crooks should be unavailable to serve as a result of an unexpected occurrence, such shares will be voted (unless the proxy card is marked to the contrary) for the election of such substitute nominee or nominees, if any, as management may recommend. It is believed that all officers and directors of the Company will vote their respective shares in favor of Dr. Kranzler and Mr. Crooks.

         Set forth below is biographical information for each person nominated for election for a three-year term expiring at the 2000 Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

         JAY D. KRANZLER, 39, was appointed Chief Executive Officer and Vice Chairman of the Company in December 1995. In April 1996, Dr. Kranzler also assumed the position of Chief Scientific Officer of the Company. From January 1989 until August 1995, Dr. Kranzler served as President, Chief Executive Officer and a director of Cytel Corporation, a publicly held biotechnology company. Dr. Kranzler has been an adjunct member of the Research Institute of


                                       3.

Scripps Clinic since January 1989. Before joining Cytel, Dr. Kranzler was employed by McKinsey & Company, a management consulting firm, as a consultant specializing in the pharmaceutical industry from 1985 to January 1989.

         MR. RICHARD M. CROOKS, JR., 57, has been a director of the Company since 1994. He has been President of RMC Consultants, a financial advisory services firm, since June 1990. Mr. Crooks is a director of and consultant to Allen & Company Incorporated, a privately held investment banking firm, which is the Company's principal stockholder. He served as a Managing Director of Allen & Company Incorporated for more than five years prior to June 1990. Mr. Crooks is also a director of Excaliber Technologies Corporation.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

         MR. JACK H. VAUGHN, 76, has served as a director of the Company since 1991. Currently, Mr. Vaughn is Chairman of ECOTRUST, a Portland, Oregon-based foundation promoting environmentally friendly development in the Pacific Northwest. From 1988 to 1992, he was the U.S. Government's Senior Environmental Advisor for Central America. Prior to that, Mr. Vaughn had been the founding Chairman of Conservation International, a private foundation encouraging biological diversity. Mr. Vaughn was a director of Allegheny & Western Energy Corporation, a publicly held utility company, from 1981 through 1995 and was a member of its Compensation Committee.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

         DEBBY JO BLANK, M.D., 45, was appointed President, Chief Operating Officer and director of the Company in December 1995. Prior to joining the Company, from 1994 through the end of 1995, Dr. Blank was Senior Vice President, Marketing, for Advanced Technology Laboratories, a publicly held manufacturer and distributor of ultrasound equipment. From 1993 to 1994, she was Vice President, U.S. Marketing for Syntex, a pharmaceutical company. From 1989 to 1993, Dr. Blank held various positions at the DuPont Company and the DuPont Merck Pharmaceutical Company ("DuPont"), including Vice President Worldwide Marketing, Vice President, New Product Planning & Licensing, and Vice President, Strategy and Business Development. Before joining DuPont, she was employed from 1986 to 1989 by Arthur D. Little, a management consulting firm, as a consultant in its pharmaceutical practice.

         MR. PHILIP J. O'REILLY, 58, has been a director of the Company since 1994. He is a partner in the law firm of O'Reilly, Marsh, Kearney & Corteselli P.C., in Mineola, New York. He has been in private practice for more than twenty years. Mr. O'Reilly also serves as a director of Excalibur.



                                       4.

BACKGROUND OF NON-DIRECTOR EXECUTIVE OFFICERS

         SUSAN E. FEINER, 29, was appointed Director of Finance, Controller, Corporate Secretary and Corporate Treasurer of the Company in April 1996. Prior to joining the Company, from March 1994 until March 1996, Ms. Feiner held various positions, including Finance Manager and Financial Accounting Manager at Pyxis Corporation, a publicly held manufacturer and distributor of automated medication distribution systems. From July 1990 until March 1994 she was employed by Ernst & Young LLP, as a senior auditor.

         R. MICHAEL GENDREAU, 41, was appointed Vice President of Research and Development and Chief Medical Officer of the Company in December 1996. Dr. Gendreau joined the Company in 1994 and has held various positions through 1996, including Executive Director of Scientific Affairs. From 1991 to 1994, Dr. Gendreau was Vice President of Research and Development and Chief Medical Officer for MicroProbe Corporation, a developer and manufacturer of DNA probe-based diagnostic equipment.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1996, the Board held ten meetings. During the fiscal year ended December 31, 1996, each member of the Board attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he or she served, held during the period for which he or she was a director or committee member, respectively. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Non-Executive Officer Stock Option Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statement, recommends to the Board the independent auditors to be retained, and receives and considers the auditors' comments (out of the presence of management) as to adequacy of staff and management performance, effectiveness of existing audit and financial controls and procedures established in connection with implementing such controls. The Audit Committee is composed of three directors: Messrs. Vaughn (Chairman), Crooks and O'Reilly. The Audit Committee met one time during fiscal year 1996.

         The Compensation Committee makes recommendations based on management's inputs concerning salaries and incentive compensation, determines compensation levels based on recommendations of management and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three directors: Messrs. Vaughn, Crooks and O'Reilly. The Compensation Committee met one time during fiscal year 1996.

         The Stock Option Committee awards stock options to officers, employees of and consultants to the Company. The Stock Option Committee is composed of two directors: Messrs. Crooks and O'Reilly. The Stock Option Committee met four times during fiscal year 1996.



                                       5.

         The Non-Executive Officer Stock Option Committee is a subcommittee created by the Stock Option Committee in February 1996. It has the authority to grant options to employees who are not executive officers of the Company, subject to certain limitations. The Non-Executive Officer Stock Option Committee is composed of two directors: Drs. Kranzler and Blank. The Non-Executive Officer Stock Option Committee met one time during fiscal year 1996.

         The Board did not have a standing Nominating Committee during fiscal year 1996.

                                   PROPOSAL 2

                     APPROVAL OF FORM OF INDEMNITY AGREEMENT
                    AND AUTHORIZATION OF THE COMPANY TO ENTER
                    INTO INDIVIDUAL INDEMNITY AGREEMENTS WITH
                           ITS DIRECTORS AND OFFICERS

         The Board has directed the submission to a vote of the stockholders of the Company of a proposal to ratify and approve the form of Indemnity Agreement substantially as set forth as Exhibit A attached to this Proxy Statement (the "Indemnity Agreement") and to authorize the Company to enter into individual Indemnity Agreements with its directors and officers. Although stockholder ratification and approval of the Indemnity Agreement is not required by the Company's Bylaws or otherwise required by law, it is considered a matter of good corporate practice to submit the Indemnity Agreement to the stockholders of the Company for their approval because the members of the Board and certain officers of the Company will be parties to, and therefore the beneficiaries of the rights contained in, the Indemnity Agreement. Although the law in this regard is not certain, stockholders who vote to authorize and approve the Indemnity Agreement may be prevented by such vote from challenging the validity of the Indemnity Agreement in a subsequent court proceeding.

SUMMARY OF INDEMNITY AGREEMENT

         The following summary is qualified in its entirety by reference to the Indemnity Agreement.

         The Indemnity Agreement provides that the Company will indemnify the director or officer to the fullest extent permitted by Delaware law and the Company's Restated Certificate and Bylaws. In addition, the Company will indemnify such director or officer against all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlements and any other amounts that such director or officer becomes legally obligated to pay in connection with any threatened, pending or completed action, suit or proceeding (including actions brought by or on behalf of the Company, such as stockholder derivative actions) to which the director or officer is, was, or at any time becomes a party, or is threatened to be made a party by reason of such director's or officer's position as a director, officer, employee or other agent of the Company, or is or was serving, or at any time serves at the written request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and otherwise to the



                                       6.

full extent available under the non-exclusivity provisions of the Delaware law and the Company's Restated Certificate and Bylaws.

         The additional indemnity provided by the Indemnity Agreement goes beyond the rights expressly provided under Delaware law primarily in the availability of indemnification in connection with actions brought by or on behalf of the Company, such as stockholder derivative actions, and in the provisions for advancement of litigation expenses prior to settlement or judgment. Such additional indemnity is not available, however, where the conduct of the director or officer is (a) knowingly fraudulent or deliberately dishonest or constituted willful misconduct; (b) has resulted in illegal personal profit or advantage; (c) has resulted in a breach of the duty of loyalty; or (d) has resulted in a violation of the federal short swing trading rules. The Indemnity Agreement also does not provide for additional indemnity to the extent that the director or officer receives payment pursuant to insurance or other indemnification or in the event a court has determined that indemnification is not lawful under the circumstances. To the extent that the Indemnity Agreement goes beyond the indemnification expressly provided under the Delaware law, it is subject to limitation by the courts for reasons of public policy. Additional indemnification would be available with respect to an action brought by such director or officer, but only where indemnification is expressly required by law or authorized by the Board or provided by the Company, or where the proceeding is one for enforcement of rights pursuant to the Indemnity Agreement. The provisions of the Indemnity Agreement are intended to apply to proceedings arising from acts or omissions occurring before or after their execution.

         The consent of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify and approve the form of Indemnity Agreement and to authorize the Company to enter into individual Indemnity Agreements with its directors and officers. The Board unanimously approved the form of Indemnity Agreement and authorized the Company to enter into individual Indemnity Agreements with its directors and officers and believes that all of its directors and officers will vote their respective shares in favor of this Proposal 2.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                    RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.


                                       7.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has selected Ernst & Young LLP ("Ernst & Young") to continue as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young audited the Company's financial statements for the fiscal years ended December 31, 1994, 1995 and 1996. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

                          REQUIRED VOTE OF STOCKHOLDERS

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young as the Company's independent auditors. The Board unanimously approved the selection of Ernst & Young and believes that all officers and directors will vote their respective shares in favor of this Proposal 3.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                    RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3


                                       8.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of July 31, 1997 with respect to (i) each stockholder known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock of the Company, (ii) each director, (iii) each executive officer listed in the table entitled "Summary Compensation Table" under the heading "Compensation of Directors and Executive Officers" below employed by the Company in that capacity on July 31, 1997 and
(iv) all directors and Named Executive Officers (as defined below) of the Company as a group. Except as set forth below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                                    AMOUNT AND NATURE OF
BENEFICIAL OWNER (1)                               BENEFICIAL OWNERSHIP (2)   PERCENT OF CLASS (2)
--------------------                               ------------------------   --------------------
Allen & Company Incorporated...............               6,457,391(3)                18.1%
   711 Fifth Avenue
   New York, New York  10022
Paramount Capital Asset Management, Inc....               2,769,134(4)                 8.0%
   787 Seventh Avenue, 44th Floor
   New York, NY 10019
Jay D. Kranzler............................               1,892,082(5)                 5.2%
Debby Jo Blank.............................                 813,541(6)                 2.4%
R. Michael Gendreau........................                 143,864(7)                 *
Richard M. Crooks, Jr......................               1,111,897(8)                 3.2%
Jack H. Vaughn.............................                  66,000(9)                 *
Philip J. O'Reilly.........................                  74,625(10)                *
All Directors and Named Executive Officers as a
  Group (6 persons)........................               3,937,592(11)               10.6%

----------
*Less than one percent

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Ds filed with the Securities and Exchange Commission (the "Commission"). Except as shown otherwise in the table, the address of each stockholder listed is in care of the Company at 4350 Executive Drive, Suite 325, San Diego, California 92121.

(2) Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable within 60 days of July 31, 1997 are deemed outstanding for computing the percentage of the person or entity holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentage of beneficial ownership is based upon 34,636,067 shares of the Company's Common Stock outstanding as of July 31, 1997.

(3) This information was derived from information provided to the Company by Allen & Company Incorporated. Includes warrants to purchase 1,021,700 shares of Common Stock. Excludes 2,620,621 shares of Common Stock, and warrants and options to purchase 192,267 shares of Common Stock, owned by Allen & Company Incorporated. Allen & Company Incorporated disclaims beneficial ownership of these shares of Common Stock.

(4) Dr. Lindsay A. Rosenwald is the sole shareholder of Paramount Capital Asset Management, Inc. ("Paramount Capital"). Paramount Capital is the general partner of Aries Domestic Fund, L.P., a limited partnership incorporated in Delaware ("Aries Domestic") and the investment manager of The Aries Trust, a Cayman Islands trust ("Aries Trust"). Of the 2,769,134 shares of Common Stock indicated as beneficially



                                       9.

         held, Paramount Capital shares voting and dispositive power with the following persons or entities: Dr. Rosenwald with respect to 2,769,134 of the shares; Aries Domestic with respect to 819,967 of the shares; and Aries Trust with respect to 1,949,167 of the shares. This information was derived from a Schedule 13D filed by Paramount Capital with the Commission on December 10, 1996.

(5) Includes 1,717,665 shares of Common Stock issuable pursuant to options exercisable within 60 days of July 31, 1997. Also includes 164,417 shares of Common Stock held by the Company's 401(k) plan for which Dr. Kranzler, as co-trustee of the 401(k) plan, has voting rights to such shares.

(6) Includes 644,124 shares of Common Stock issuable pursuant to options exercisable within 60 days of July 31, 1997. Also includes 164,417 shares of Common Stock held by the Company's 401(k) plan for which Dr. Blank, as co-trustee of the 401(k) plan, has voting rights to such shares.

(7) Includes 143,864 shares of Common Stock issuable pursuant to options exercisable within 60 days of July 31, 1997.

(8) Includes 30,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of July 31, 1997. Also includes 692,829 shares of Common Stock and presently exercisable warrants to purchase 6,667 shares of Common Stock held by Allen & Company Incorporated, in which Mr. Crooks has a pecuniary interest pursuant to an arrangement with Allen & Company Incorporated. This information was derived from information provided to the Company by Allen & Company Incorporated.

(9) Includes 65,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of July 31, 1997.

(10) Includes 30,000 shares of Common Stock issuable pursuant to options or other rights exercisable within 60 days of July 31, 1997.

(11) Includes 2,637,320 shares of Common Stock issuable pursuant to options and warrants exercisable within 60 days of July 31, 1997 that are beneficially held by the directors and named executive officers as a group. Also includes 164,417 shares of Common Stock held by the Company's 401(K) plan for which certain individuals in the group exercise voting power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and holders of more than ten percent (10%) of the Company's capital stock are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during fiscal year 1996 all its officers, directors and holders of more than ten percent (10%) of the outstanding shares of the Company's capital stock complied with all Section 16(a) filing requirements applicable to them.



                                      10.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         Each nonemployee director of the Company is entitled to receive $12,000 per year for such person's service as a director. Messrs. O'Reilly and Vaughn each received $12,000 in cash compensation for service as a director during fiscal year 1996. In addition, each nonemployee director is entitled to receive an option to purchase 10,000 shares of Common Stock of the Company upon such nonemployee director's initial election to the Board and an option to purchase an additional 10,000 shares of Common Stock of the Company upon each annual re-election of such nonemployee director to the Board. Each of Messrs. Crooks, O'Reilly and Vaughn received an option to purchase 10,000 shares of Common Stock for service as a director during fiscal year 1996. Directors who are employees of the Company do not receive any fee for their service as directors. None of the Company's directors receive any fees for their service on any committee of the Board. All of the Company's directors are reimbursed for their out-of-pocket travel and accommodation expenses incurred in connection with their service as directors of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning compensation awarded or paid to, or earned for the fiscal years ended December 31, 1996, 1995 and 1994 by the Chief Executive Officer of the Company during fiscal year 1996, and those executive officers whose salary and bonus for fiscal year 1996 exceeded $100,000 (collectively, the "Named Executive Officers"):


                                      11.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                        ANNUAL COMPENSATION           COMPENSATION (1)
                                               -----------------------------------         SHARES            ALL OTHER
     NAME AND PRINCIPAL           FISCAL              BASE                               UNDERLYING        COMPENSATION
          POSITION                 YEAR             SALARY($)          BONUS($)          OPTIONS(#)             ($)
--------------------------- -----------------  -----------------  -----------------  -----------------      -----------
Jay D. Kranzler, M.D.,             1996            $ 240,000          $ 135,000          3,025,327          $  10,700(3)
Ph.D.,
   Chief Executive Officer         1995                    -          $  50,000                  -                  -
   Chief Scientific Officer
   and Vice Chairman(2)

Debby Jo Blank, M.D.,              1996            $ 210,000          $ 135,000          1,134,497          $ 164,236(5)
   President, Chief Operating      1995                    -          $  50,000                  -                  -
   Officer and Director(4)

R. Michael Gendreau, M.D.          1996            $ 145,000          $  25,000            125,000          $  57,804(6)
   Vice President, Research        1995            $ 145,000                  -            141,000              7,537(7)
   and Development and             1994            $  37,750                  -                  -                  -
   Chief Medical Officer


(1) The Company's 1996 Equity Incentive Plan (the "1996 Plan"), Incentive Stock Option and Appreciation Plan and the 1988 Non-Qualified Stock Option Plan (collectively, the "Plans") are intended to further the interests of the Company by providing for the grant of stock awards to directors, officers and employees of and consultants to the Company.

(2) Dr. Kranzler was appointed Chief Executive Officer of the Company on December 28, 1995. Amounts shown as Annual Compensation do not reflect approximately $20,000 which Dr. Kranzler received as a consultant to the Company during 1995.

(3) Includes $1,200 paid by the Company on behalf of Dr. Kranzler for life insurance premiums during 1996, and $9,500 of contributions made by the Company under its 401(k) Plan.

(4) Dr. Blank was appointed President and Chief Operating Officer on December 28, 1995. Amounts shown as Annual Compensation do not reflect approximately $20,000 which Dr. Blank received as a consultant to the Company during 1995.

(5) Includes $154,736 paid to Dr. Blank for relocation costs and related tax gross-ups associated with Dr. Blank's relocation to San Diego, California upon joining the Company. Also includes $9,500 of contributions made by the Company under its 401(k) plan.

(6) Includes $52,583 paid to Dr. Gendreau for relocation costs associated with Dr. Gendreau's relocation to San Diego, California. Also includes $5,221 of contributions made by the Company under its 401(k) plan.

(7)      Represents contributions made by the Company under its 401(k) plan.


                                      12.

                        STOCK OPTION GRANTS AND EXERCISES

    The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 to the Named Executive Officers:

                                                                                                   POTENTIAL REALIZABLE VALUE
                                            INDIVIDUAL GRANTS                                      AT ASSUMED ANNUAL RATES OF
                             ------------------------------------------------                        STOCK APPRECIATION FOR
                               SHARES          % OF TOTAL                                                    OPTION
                             UNDERLYING      OPTIONS GRANTED                                               TERM($)(2)
                           OPTIONS GRANTED   TO EMPLOYEES IN   EXERCISE PRICE     EXPIRATION    ------------------------------
           NAME                  (#)        FISCAL YEAR(%)(1)   PER SHARE($)         DATE              5%              10%
    ------------------       ------------  ------------------ --------------   --------------   --------------     -----------
Jay D. Kranzler, M.D.,       3,025,327(3)         46.07            $ 1.500         01/19/06        $4,702,568      $10,175,990
  Ph.D.

Debby Jo Blank, M.D.         1,134,497(3)         17.28              1.500         01/19/06         1,763,462        3,815,994

R. Michael Gendreau,           125,000(4)          1.90              2.019         04/29/06           231,263          517,713
  M.D.

(1) Based upon options to purchase a total of 6,566,157 shares of Common Stock of the Company granted during the fiscal year 1996.

(2) The potential realizable value is based upon the assumption that the fair market value of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Actual realizable value, if any, on stock option exercises is dependent on the future performance of the Common Stock and overall market conditions, as well as the option holder's continued employment through the vesting period.

(3) Such options vest 25% on the date of grant with the remainder vesting ratably and daily over the four-year period following the date of grant.

(4) Such options vest as follows: 20,000 on the date of grant, 25,000 on August 31, 1996 and 80,000 vest ratably and daily over a four-year period following the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

          The following table sets forth certain information as of December 31, 1996, regarding options held by the Named Executive Officers. None of such individuals exercised any options during the fiscal year ended December 31, 1996. There were no stock appreciation rights outstanding at December 31, 1996.

                                             NUMBER OF SHARES                 VALUE OF UNEXERCISED
                                     UNDERLYING UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS
                                                FY-END (#)                    AS OF FY-END ($) (1)
                                    ---------------------------------    ------------------------------
                   NAME                EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
                   ----                -----------     -------------      -----------     -------------
        Jay D. Kranzler, M.D.,         1,295,238        1,730,089          $566,667         $756,914
          Ph.D.

        Debby Jo Blank, M.D.             485,714          648,783           212,500          283,843

        R. Michael Gendreau, M.D.         93,720          172,280             6,047           18,141

(1) Calculation based upon $1.9375, the closing sales price of the underlying shares of Common Stock as reported on the Nasdaq SmallCap Market on December 31, 1996, less the exercise price.



                                      13.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

         The Company entered into five year employment agreements commencing on December 28, 1995 with each of Dr. Jay D. Kranzler, the Company's Chief Executive Officer and Chief Scientific Officer and Dr. Debby Jo Blank, the Company's President and Chief Operating Officer (collectively, the "Employment Agreements"). Drs. Kranzler and Blank receive an annual base salary of $240,000, and $210,000, respectively, and performance based bonuses of up to an additional twenty-five percent (25%) of their respective annual base salaries. In addition, the Employment Agreements provided for bonuses of $185,000, payable in installments upon the occurrence of certain milestone events achieved by the Company and Drs. Kranzler and Blank. As of the date hereof, the total amount of these bonuses have been paid to Drs. Kranzler and Blank, with, in each case, $135,000 of such bonuses being paid during fiscal year 1996.

         In addition to their base salary and bonus, Drs. Kranzler and Blank were granted options to purchase approximately eight percent (8%) and three percent (3%), respectively, of the Company's Common Stock on a fully diluted basis at an exercise price equal to $1.50 per share. The options vest twenty-five percent (25%) immediately upon grant and thereafter ratably and daily over a four (4) year period. The options shall fully vest immediately upon the consummation of any (i) merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization; (2) transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred; or (3) sale of all or substantially all of the assets of the Company and (ii) with respect to each of Drs. Kranzler and Blank, the termination without cause of their employment with the Company and the death or disability of each of them.

         In April 1996, the Company entered into an employment agreement with R. Michael Gendreau, M.D., whereby Dr. Gendreau will receive an annual base salary of $145,000. In addition, during 1996 Dr. Gendreau received $52,583 to offset the costs of relocating from Seattle, Washington to San Diego, California. The Company also granted Dr. Gendreau options to purchase up to 125,000 shares of the Company's Common Stock at an exercise price of $2.019 per share. As of January 31, 1997, options to purchase 61,657 shares of common stock have vested with the remainder vesting ratably and daily such that all of such options shall be fully vested on April 29, 2001. In the event that Dr. Gendreau's employment with the Company is terminated by the Company without cause due to a corporate merger or acquisition, Dr. Gendreau will receive severance pay equal to $72,500.



                                      14.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(1)

         The Compensation Committee (the "Committee") is comprised of directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation arrangements.

         The Company believes that a competitive, goal-oriented compensation policy is critically important to the creation of value for stockholders. To that end, the Company has created an incentive compensation program intended to reward outstanding individual performance.

COMPENSATION PHILOSOPHY

         The Company's compensation program is intended to implement the following principles:

     -   Compensation should be related to the value created for stockholders.

     - Compensation programs should support the short-term and long-term strategic goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions to the Company's success.

     - Short-term and long-term compensation programs play a critical role in attracting and retaining well-qualified executives.

     - While compensation opportunities should be based in part upon individual contribution, the actual amounts earned by executives in variable compensation programs should also be based upon how the Company performs.

COMPENSATION MIX AND MEASUREMENT

         The Company's executive compensation for the Chief Executive Officer and all other executives is based upon three components, each of which is intended to serve the Company's compensation principles:

Base Salary

         Base salary is targeted at the competitive median for similar companies in the biotechnology industry. For the purpose of establishing these levels, the Committee compares the Company's compensation structure from time to time with the companies covered in a compensation survey of the biotechnology industry entitled, Biotechnology Compensation and




--------

    (1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      15.

Benefits Survey which is prepared by Radford Associates and sponsored by the Biotechnology Industry Organization. Many of the Companies covered in that survey are also included in the published industry line-of-business index included in the Company's Stock Price Performance Graph, included elsewhere in this document.

         Based upon its reviews of industry data, the Compensation Committee determined that the base salaries of the Chief Executive Officer and all other executive officers were appropriate and necessary to attract individuals of such high caliber within the biotechnology industry.

         The Committee reviews the salaries of the Chief Executive Officer and other executive officers each year and such salaries may be increased based upon
(i) the individual's performance and contribution to the Company and (ii) increases in median competitive pay levels.

Annual Incentives

         The Company has a cash bonus program whereby bonus amounts are determined based upon the achievement of corporate goals and individual performance. Any bonus is based, in part, upon Company performance and in part on individual performance. The Committee believes bonus amounts are similar to those paid by other companies in the biotechnology industry.

         Based upon the Committee's review of the financial performance of the Company, no annual incentive bonuses were awarded to any members of senior management for 1996.

Long-Term Incentives

         Long-term incentive compensation is provided through grants of options to purchase shares of the Company's Common Stock to the Chief Executive Officer and other executive officers. The stock options are intended to retain and motivate all employees to improve long-term performance of the Company. It is common in the biotechnology industry to grant stock options to all employees. As of the beginning of 1997, stock options had been granted to all full-time employees of the Company. The Committee believes the amount and value of such grants are based upon levels similar to other companies in the biotechnology industry.

         Generally, stock options are granted with an exercise price equal to prevailing market value. The stock options generally vest in increments over a period of years and an employee must be employed by the Company at the time of vesting in order to exercise his or her options.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Company appointed Jay D. Kranzler, M.D., Ph.D. as its new Chief Executive Officer on December 28, 1995. Accordingly, his compensation was determined based upon prevailing compensation packages in the biotechnology industry, since a compensation package consistent with the biotechnology industry was believed necessary to attract an individual of Dr. Kranzler's caliber. His annual compensation consists of base salary of $240,000 and cash bonuses of up to twenty-five percent (25%) of his annual base salary. In addition, under his employment



                                      16.

agreement, Dr. Kranzler was granted options to purchase 3,025,327 shares of the Company's Common Stock at an exercise price of $1.50 per share. During 1996, Dr. Kranzler was not paid any cash bonuses determined as a percentage of his base salary. However, in 1996, he was paid sign-on bonuses totaling $135,000 upon the Company attaining certain milestones pursuant to the terms of his employment agreement.

         Under the Omnibus Budget Reconciliation Act of 1993, beginning in 1994, the federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly-held companies is limited to $1,000,000 per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that the deductibility of compensation payable in 1996 will not be affected by this limitation.

         STOCK OPTION COMMITTEE                  COMPENSATION COMMITTEE
         Richard M. Crooks, Jr.                  Richard M. Crooks, Jr.
         Philip J. O'Reilly                      Philip J. O'Reilly
                                                 Jack H. Vaughn

                  NON-EXECUTIVE OFFICER STOCK OPTION COMMITTEE
                          Jay D. Kranzler, M.D., Ph.D.
                              Debby Jo Blank, M.D.





                                      17.

                          STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF 5-YEAR CUMULATIVE RETURN

         The following Stock Price Performance Graph compares the Company's cumulative total stockholder return on the Company's Common Stock for the periods indicated with the cumulative total return of the NASDAQ OTC Index and the NASDAQ Pharmaceuticals Stock Index. The Company has not declared any dividends since its inception. The Board and the Committee recognize that the market price of the Company's Common Stock is influenced by many factors, only one of which is Company performance. The historical stock price performance shown on the Stock Price Performance Graph is not necessarily indicative of future stock price performance.




                                     91        92        93        94        95       96
                                  --------  --------  --------  --------  --------  -------
NASDAQ OTC                          100       116.4     133.6     130.6     184.7     227.2
CYPRESS BIOSCIENCE, INC.            100       104.5     138.5      78.5      98.3      68.2
NASDAQ PHARMACEUTICAL INDEX         100        83.2      74.2      55.8     102.1     102.4




         The above comparison assumes $100 was invested in the Company's common stock and each index on December 31, 1991.




                                      18.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In October 1996, the Company completed a private placement (the "October Private Placement") of 1,734,000 Units (with each Unit being comprised of two shares of common stock of the Company and a warrant to purchase one share of Common Stock of the Company at an exercise price of $2.00) at a sales price of $4.00 per Unit. Net proceeds to the Company from the October Private Placement were approximately $6,429,000. Allen & Company Incorporated served as a non-exclusive placement agent in connection with the October Private Placement and received $116,000 as a placement agent fee.

         In May 1996, the Company entered into a resignation agreement (the "Resignation Agreement") with Alex P. de Soto, the Company's former Vice President, Chief Financial Officer, Secretary and Treasurer, whereby Mr. de Soto resigned as an officer of the Company effective May 6, 1996, but remained an employee of the Company through June 30, 1996. Pursuant to the terms of the Resignation Agreement, the Company paid to Mr. de Soto an aggregate of $77,364 during 1996 and issued to Mr. de Soto 11,765 registered shares of Common Stock of the Company. In addition, the Company retained Mr. de Soto as a consultant for a period of ten months commencing on July 1, 1996 at a total cost of $70,000.

         The Company entered into letter agreements with Mr. de Soto, whereby the Company has agreed to pay for certain expenses (including attorney's fees) incurred by him related to inquiries being conducted by the State of Washington's Board of Accountancy and the SEC in advance of any final disposition of such inquiries. In the event it is ultimately determined that Mr. de Soto is not entitled to indemnification under the terms of the Company's Bylaws or other applicable laws or regulations, Mr. de Soto is obligated to repay all amounts advanced by the Company on his behalf.

         In March 1996, the Company entered into a letter of resignation (the "Letter of Resignation") with Dr. Frank Jones relating to the terms and conditions of Dr. Jones' resignation as Chief Scientific Officer and a director of the Company. Pursuant to the Letter of Resignation, the Company paid Dr. Jones a severance payment in the aggregate amount of $251,500 (which amount is net of amounts paid by Dr. Jones to purchase certain personal property from the Company). Under the terms of the Letter of Resignation, certain options and warrants to purchase Common Stock of the Company held by Dr. Jones were canceled and options to purchase 705,000 shares of the Company's Common Stock at an exercise price of $2.25 per share were issued to Dr. Jones in their place.

         Allen & Company Incorporated acted as a non-exclusive placement agent in connection with the January Private Placement and received 20,000 shares of Common Stock of the Company as a placement agent fee. As of July 31, 1997, Allen & Company Incorporated beneficially held approximately 18.1% of the Company's Common Stock.

         Mr. Richard Crooks, Jr., a director of the Company, is a director of and consultant to, Allen & Company Incorporated, as a principal stockholder of the Company. As of July 31 ,1997, Mr. Crooks beneficially held approximately 3.2% of the Company's Common Stock.



                                      19.

         Allen & Company Incorporated is compensated for investment banking services rendered to the Company under a one year consulting agreement specifying monthly payments of $5,000. In 1996, the Company paid Allen & Company Incorporated a total of $20,000 under this agreement.

         Under Section 145 of the Delaware General Corporation Law (the "DGCL"), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         In addition, the Company's Certificate of Incorporation and By-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.



                                      20.

                                  OTHER MATTERS

         The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

THE COMPANY WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK UPON REQUEST, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO: SUSAN E. FEINER, CORPORATE SECRETARY, CYPRESS BIOSCIENCE, INC., 4350 EXECUTIVE DRIVE, SUITE 325, SAN DIEGO, CALIFORNIA 92121.



                             By Order of the Board of Directors

                             /s/ SUSAN E. FEINER

                             Susan E. Feiner, Corporate Secretary

September 2, 1997


                                      21.

                                    EXHIBIT A

                           FORM OF INDEMNITY AGREEMENT

                            CYPRESS BIOSCIENCE, INC.


                               INDEMNITY AGREEMENT


        THIS INDEMNITY AGREEMENT is made and entered into this ____ day of ____________, 199__ (the "Agreement") by and between CYPRESS BIOSCIENCE, INC., a Delaware corporation (the "Corporation"), and______________________ ("Agent").

                                    RECITALS

        WHEREAS, Agent performs a valuable service to the Corporation in his/her capacity as a [Director/Executive Officer] of the Corporation;

        WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

        WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

        WHEREAS, in order to induce Agent to continue to serve as a [Director/Executive Officer] of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

        NOW, THEREFORE, in consideration of Agent's continued service as a [Director/Executive Officer] after the date hereof, the parties hereto agree as follows:

                                    AGREEMENT

        1. SERVICES TO THE CORPORATION. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a [Director/Executive Officer] of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of [his/her] ability so long as [he/she] is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

        2. INDEMNITY OF AGENT. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

        3. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

               (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts ("Liabilities") that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party ("Proceeding"), by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

               (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section 41 of the Bylaws.

        4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

               (a) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

               (b) on account of Agent's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

               (c) on account of Agent's conduct that constituted a breach of Agent's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

               (d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

               (e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

               (f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to
Section 9 hereof.

        5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

        6. PARTIAL INDEMNIFICATION. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the Liabilities that Agent becomes legally obligated to pay in connection with any Proceeding even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

        7. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

               (a) the Corporation will be entitled to participate therein at its own expense;

               (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

               (c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

        8. EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

        9. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

        10. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

        11. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

        12. SURVIVAL OF RIGHTS.

               (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

               (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

        13. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

        14. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

        15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

        16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

        17. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

               (a) If to Agent, at the address indicated on the signature page hereof.

               (b) If to the Corporation, to

                   Cypress Bioscience, Inc.
                   4350 Executive Drive
                   Suite 325
                   San Diego, California 92121
                   Attention: Chief Executive Officer

or to such other address as may have been furnished to Agent by the Corporation.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                     CYPRESS BIOSCIENCE, INC.


                                     By:_______________________________________
                                     Name:_________________
                                     Title: __________________



                                     ------------------------------------------
                                     AGENT


                                     ------------------------------------------
                                     Address:


                                     ------------------------------------------

                                     ------------------------------------------

                            CYPRESS BIOSCIENCE, INC.

                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 15, 1997


        The undersigned hereby appoints Jay D. Kranzler and Susan E. Feiner, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cypress Bioscience, Inc. (the "Company") which the undersigned may be entitled to vote at the 1997 Annual Meeting of Stockholders of Cypress Bioscience, Inc. to be held at the Marriott Hotel La Jolla, 4240 La Jolla Village Drive, San Diego, California 92037 on Wednesday, October 15, 1997 at 12:00 p.m. PST, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors to hold office until the 2000 Annual Meeting of Stockholders.

[ ]    FOR all nominees listed below       [ ]    WITHHOLD AUTHORITY to
       (except as marked to the contrary          vote for all nominees
       below).                                    listed below.

       NOMINEES:     Jay D. Kranzler, M.D., Ph.D.

                     Richard M. Crooks, Jr.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                   (Continued and to be signed on other side)

                           (Continued from other side)



MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2:           To approve the form of Indemnity Agreement attached as
                      Exhibit A to the Proxy Statement and to authorize the Company to enter into individual Indemnity Agreements with each of its directors and executive officers.

                      [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN


PROPOSAL 3:           To ratify the selection of Ernst & Young LLP as the
                      Company's independent auditors for the fiscal year ending
                      December 31, 1997.

                      [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN







Dated:__________________, 1997     ____________________________________________


                                   ____________________________________________
                                                   SIGNATURE(S)



                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.